NEWS RELEASE

CONE MIDSTREAM REPORTS SECOND QUARTER RESULTS
CANONSBURG, PA (August 5, 2015) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ending June 30, 2015.(1)
Second Quarter Results
Highlights of second quarter 2015 results attributable to the Partnership include:

•	Net income of $14.9 million

•	Average daily throughput volumes of 568 billion Btu per day (BBtu/d)

•	EBITDA(2) of $17.0 million

•	Distributable cash flow (DCF)(2) of $14.8 million
Management Comment
"Continued volume growth, solid unit operating expenses, and disciplined cost control produced strong second quarter financial and operational results for CONE Midstream," said John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"). "We are pleased with our better-than projected results for the quarter, and anticipate continued volume growth from both new well connections and the impact of debottlenecking projects scheduled to come on line in the third and fourth quarters of 2015.
"Although the first year projections in the IPO prospectus did not include any increase in the quarterly cash distributions, in light of our actual performance to date and the outlook for the balance of this year and 2016, the Board felt it was appropriate to make an initial distribution increase earlier than originally anticipated. The announced distribution of $0.22 per unit represents a quarterly increase of 3.5%. This is our first increase, it’s earlier than projected, and it should not be viewed as indicative of the rate of future distribution increases. We remain committed to what we have communicated previously, which is to grow cash distributions at annual rate of between 15% and 20%."
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.22 per unit with respect to the second quarter of 2015. The distribution payment will be made on August 14, 2015 to unitholders of record at the close of business on August 5, 2015. The distribution, which equates to an annual rate of $0.88 per unit, represents an increase of 3.5% over the prior quarter.

Capital Investment and Resources
CONE Midstream's allocated second quarter 2015 share of investment in expansion projects was $29.5 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $72.8 million, with individual development company totals as follows:

•
Anchor Systems (Development Company 1): Expansion investments totaled approximately$36.9 million and were primarily expended for continued gathering system extensions to nine well pads in Greene and Washington Counties (PA), additional compression at McQuay and Majorsville Stations, along with pipeline expansion and an additional tap to relieve bottlenecks in the North Nineveh field.

•
Growth Systems (Development Company 2): Expansion investments totaled approximately$7.0 million and primarily were expended on land and permitting associated with future development in Harrison and Lewis Counties (WV).

•
Additional Systems (Development Company 3): Expansion investments totaled approximately$28.8 million for the continued construction of Shirley Station, construction of our Sherwood South gathering pipeline that connects the Oxford field in southern Doddridge County to MarkWest Sherwood, and additional pipeline construction in the Moundsville field and Allegheny County Airport project areas.

CONE Midstream's respective share of maintenance capital expenditures for the three development companies for the second quarter 2015 was $2.1 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $3.6 million.
As of June 30, 2015, CONE Midstream had outstanding borrowings of $23.0 million under its $250 million revolving credit facility.
Second Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss second quarter 2015 financial and operational results, is scheduled for August 5, 2015 at 11:00 a.m. Eastern Time. Reference material for the call will be available on the "Events" page of our website, www.conemidstream.com, shortly before the start of the call. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast by using the link posted on the "Events" page of our website or at www.webcaster4.com/Webcast/Page/998/9436. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at www.webcaster4.com/Webcast/Page/998/9436 shortly after the conclusion of the conference. A telephonic replay will be available through August 13, 2015 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10068783.
_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership's current financial interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)
EBITDA and DCF are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners is a master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, among others: the effects of changes in market prices of natural gas, NGLs and crude oil on our Sponsors’ drilling and development plan on our dedicated acreage and the volumes of natural gas and condensate that are produced on our dedicated acreage; changes in our Sponsors’ drilling and development plan in the Marcellus Shale; our Sponsors’ ability to meet their drilling and development plan in the Marcellus Shale; the demand for natural gas and condensate gathering services; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, gatherers, processors and transporters; our ability to successfully implement our business plan; and our ability to complete internal growth projects on time and on budget. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
Gathering Revenue — Related Party	$47,717	$27,811	$90,885	$51,917
Total Revenue	47,717	27,811	90,885	51,917
Expenses
Operating Expense — Third Party	8,940	6,082	17,470	11,428
Operating Expense — Related Party	6,940	5,893	13,984	12,523
General and Administrative Expense — Third Party	1,223	8	2,565	829
General and Administrative Expense — Related Party	1,995	1,117	3,972	1,358
Depreciation Expense	3,667	1,679	6,661	3,297
Interest Expense	47	—	112	—
Total Expense	22,812	14,779	44,764	29,435
Net Income	24,905	13,032	46,121	22,482
Less: Net Income Attributable to Noncontrolling Interest	9,993	—	16,997	—
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$14,912	$13,032	$29,124	$22,482

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP (1)	$14,912	$13,032	$29,124	$22,482
Less: General Partner Interest in Net Income	298	N/A	582	N/A
Limited Partner Interest in Net Income	$14,614	N/A	$28,542	N/A

Net Income per Limited Partner Unit - Basic	$0.25	N/A	$0.49	N/A
Net Income per Limited Partner Unit - Diluted	$0.25	N/A	$0.49	N/A

Limited Partner Units Outstanding - Basic	58,326	N/A	58,326	N/A
Limited Partner Unit Outstanding - Diluted	58,364	N/A	58,365	N/A

Cash Distributions Declared per Unit (2)	$0.2200	N/A	$0.4325	N/A

(1)	Reflective of general and limited partner interest in net income since closing of the IPO.

(2)	Represents the cash distributions declared related to the period presented.

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Definition of Non-GAAP Financial Measures
EBITDA
We define EBITDA as net income (loss) before income taxes, net interest expense, depreciation and amortization. EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as EBITDA less net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The following tables present a reconciliation of EBITDA to net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, on a historical basis, for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2015	2014	2015	2014
Net Income	$24,905	$13,032	$46,121	$22,482
Add:
Interest Expense	47	—	112	—
Depreciation Expense	3,667	1,679	6,661	3,297
EBITDA	28,619	14,711	52,894	25,779
Less: Net Income Attributable to Noncontrolling Interest	9,993	—	16,997	—
Less: Interest Expense Attributable to Noncontrolling Interest	14	—	33	—
Less: Depreciation Expense Attributable to Noncontrolling Interest	1,659	—	2,825	—
EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,953	$14,711	$33,039	$25,779
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	2,148	1,399	4,139	2,562
Distributable Cash Flow	$14,805	$13,312	$28,900	$23,217

Net Cash Provided by Operating Activities	$50,254	$17,897	$60,460	$38,632
Adjustments:
Less: Interest Expense	47	—	112	—
Less: Other, Including Changes in Working Capital	21,588	3,186	7,454	12,853
EBITDA	28,619	14,711	52,894	25,779
Less: Net Income Attributable to Noncontrolling Interest	9,993	—	16,997	—
Less: Interest Expense Attributable to Noncontrolling Interest	14	—	33	—
Less: Depreciation Expense Attributable to Noncontrolling Interest	1,659	—	2,825	—
EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$16,953	$14,711	$33,039	$25,779
Less: Ongoing Maintenance Capital Expenditures, Net of Expected Reimbursements	2,148	1,399	4,139	2,562
Distributable Cash Flow	$14,805	$13,312	$28,900	$23,217

	QTD		QTD		QTD
	December 31, 2014		March 31, 2015		June 30, 2015
(unaudited)
Distributable Cash Flow	$14,844		$14,114		$14,805
Distributions Declared (1)	$12,784		$12,647		$13,094
Distribution Coverage Ratio - Declared	1.16	x	1.12	x	1.13	x

Distributable Cash Flow	$14,844		$14,114		$14,805
Distributions Paid	$—		$12,784		$12,647
Distribution Coverage Ratio - Paid	—		1.10	x	1.17	x
(1) The Partnership's cash distribution for the period ended December 31, 2014 was $0.2148 per unit, which was prorated with respect to the period commencing on September 30, 2014 (the closing date of the Partnership's initial public offering) through December 31, 2014.  The prorated amount corresponds to the Partnership's minimum quarterly distribution of $0.2125 per unit, or $0.85 per unit on an annualized basis.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)

	(unaudited)
	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash	$161	$3,252
Receivables — Related Party	26,998	58,749
Inventory	16,632	—
Prepaid Expenses	757	1,280
Other Current Assets	164	164
Total Current Assets	44,712	63,445
Property and Equipment:
Property and Equipment	756,489	639,735
Less — Accumulated Depreciation	23,448	16,989
Property and Equipment — Net	733,041	622,746
Other Non-Current Assets	531	613
TOTAL ASSETS	$778,284	$686,804
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$63,955	$70,635
Accounts Payable — Related Party	2,230	2,106
Total Current Liabilities	66,185	72,741
Other Liabilities:
Revolving Credit Facility	23,000	31,300
Total Liabilities	89,185	104,041
Partners' Capital:
Common Units (29,163,121 Units Issued and Outstanding at June 30, 2015 and December 31, 2014)	391,614	389,612
Subordinated Units (29,163,121 Units Issued and Outstanding at June 30, 2015 and December 31, 2014)	(90,475)	(92,285)
General Partner Interest	(3,699)	(3,772)
Partners' Capital Attributable to CONE Midstream Partners LP	297,440	293,555
Noncontrolling Interest	391,659	289,208
Total Partners' Capital	689,099	582,763
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$778,284	$686,804

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30, 2015
	2015	2014
Cash Flows from Operating Activities:
Net Income	$24,905	$13,032
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation and Amortization	3,708	1,679
Unit Based Compensation	96	—
Changes in Operating Assets:
Receivables — Related Party	6,330	5,718
Inventory	2,240	—
Prepaid Expenses	310	—
Changes in Operating Liabilities:
Accounts Payable	12,051	(414)
Accounts Payable — Related Party	614	(2,118)
Net Cash Provided by Operating Activities	50,254	17,897
Cash Flows from Investing Activities:
Capital Expenditures	(76,363)	(70,936)
Net Cash Used in Investing Activities	(76,363)	(70,936)
Cash Flows from Financing Activities:
Partners' Investments	22,957	59,000
Distributions to Unitholders	(12,647)	—
Payment of Revolver	15,500	—
Net Cash Provided By Financing Activities	25,810	59,000
Net (Decrease) Increase in Cash	(299)	5,961
Cash at Beginning of Period	460	3,407
Cash at End of Period	$161	$9,368

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2015
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$35,351	$3,913	$8,453	$47,717
Expenses	15,827	2,980	4,005	22,812
Net Income	19,524	933	4,448	24,905
Less: Net Income Attributable to Noncontrolling Interest	4,881	886	4,226	9,993
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$14,643	$47	$222	$14,912

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	395	92	8	495
Wet Gas (BBtu/d)	334	11	163	508
Condensate (MMcfe/d)	9	—	14	23
Total Gathered Volumes	738	103	185	1,026

Total Volumes Net to CONE Midstream Partners LP	554	5	9	568

Capital Investment
Maintenance Capital	$2,813	$319	$448	$3,580
Expansion Capital	36,941	7,014	28,828	72,783
Total Capital Investment	$39,754	$7,333	$29,276	$76,363

Capital Investment Net to CONE Midstream Partners LP
Maintenance Capital	$2,110	$16	$22	$2,148
Expansion Capital	27,706	351	1,441	29,498
Total Capital Investment Net to CONE Midstream Partners LP	$29,816	$367	$1,463	$31,646

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2014
	Development Company
	Anchor	Growth	Additional	TOTAL (1)
Income Summary
Revenue	$25,212	$2,211	$—	$27,423
Expenses	12,867	1,531	171	14,569
Net Income	12,345	680	(171)	12,854
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$12,345	$680	$(171)	$12,854

Operating Statistics - Gathered Volumes
Dry Gas (BBtu/d)	318	55	—	373
Wet Gas (BBtu/d)	214	—	—	214
Condensate (MMcfe/d)	—	—	—	—
Total Gathered Volumes	532	55	—	587

Total Volumes Net to CONE Midstream Partners LP	399	3	—	402

Capital Investment
Maintenance Capital	$1,857	$121	$—	$1,978
Expansion Capital	37,209	2,737	25,965	65,911
Total Capital Investment	$39,066	$2,858	$25,965	$67,889

Capital Investment Net to CONE Midstream Partners LP
Maintenance Capital	$1,393	$6	$—	$1,399
Expansion Capital	27,907	137	1,298	29,342
Total Capital Investment Net to CONE Midstream Partners LP	$29,300	$143	$1,298	$30,741

(1)
Total consists of the 100% activity of the three Development Companies (Anchor, Growth and Additional) which CONE Midstream Partners LP owns a controlling interest of 75%, 5% and 5%, respectively. Other systems that were part of the Predecessor, CONE Gathering LLC, that have been included in the Historical Financial statements as the Predecessor are excluded from the table above, as these systems are not included in the consolidated operations of the Partnership.